                                 EXHIBIT 3.14
                                 ------------

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMCS ACQUISITION CORPORATION


                                   ARTICLE I
                                   ---------

          The name of this corporation is AMCS Acquisition Corporation (the "Corporation").

                                   ARTICLE II
                                   ----------

          The address of the registered office of the Corporation in the State of Delaware is 222 Delaware Avenue, P. O. Box 2306, Wilmington, County of New Castle, Delaware 19899, and the name of its registered agent at such address is Delaware Corporate Services Inc.

                                  ARTICLE III
                                  -----------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV
                                   ----------

          The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000). All such shares are to be common stock, par value of one cent ($0.01) per share, and are to be of one class.

                                   ARTICLE V
                                   ---------

          The name and mailing address of the incorporator are Delaware Corporate Services, Inc., 222 Delaware Avenue, P. O. Box 2306, Wilmington, Delaware 19899.

                                   ARTICLE VI
                                   ----------

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of

Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VII
                                  -----------

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE VIII
                                  ------------

          The original by-laws of the Corporation shall be adopted by the incorporator. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any by-law made by the Board of Directors.

                                   ARTICLE IX
                                   ----------

          Unless and except to the extent that the by-laws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

                                   ARTICLE X
                                   ---------

          The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Article X.

          THE UNDERSIGNED, being the incorporator hereinabove named, makes and files this Certificate of Incorporation, and does hereby declare and certify that said instrument is its act and deed and that the facts stated herein are true, and accordingly has executed this Certificate of Incorporation this 23/rd/ day of December, 1996.


                                Delaware Corporate Services, Inc.
                                Incorporator

                                By:    /s/
                                   --------------------------------
                                   Name:  Jeanette Grodzicki
                                   Title: Vice President